A N D R E W S                                                Andrews Kurth LLP
--------------------------                                   1717 Main Street,
ATTORNEYS   K U R T H  LLP                                   Suite 3700
                                                             Dallas, Texas 75201
                                                             214.659.4400 Phone
                                                             214.659.4401 Fax
                                                             andrewskurth.com


                                                                     Exhibit 5.1



              FORM OF OPINION TO BE ISSUED AT TIME OF EFFECTIVENESS



                                 _________, 20__

Terra Nova Financial Group, Inc.
100 South Wacker Drive, Suite 1550
Chicago, IL 60606

         Re: Form SB-2 Registration Statement relating to the registration of 115,000,000 shares of common stock, $.01 par value, of Terra Nova Financial Group, Inc.

Ladies and Gentlemen:

         You have requested our opinion as special counsel with respect to certain matters in connection with the filing by Terra Nova Financial Group, Inc., a Texas corporation (the "Company"), on July 31, 2006, of a Registration Statement on Form SB-2 and exhibits thereto, as amended by Amendments No. 1 and 2 thereto (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission"), including a related prospectus (the "Prospectus") to be filed with the Commission pursuant to Rule 424(b) of Regulation C promulgated under the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 115,000,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share, by certain shareholders of the Company (the "Selling Shareholders"). Certain of the Shares may be issued from time to time upon the exercise of certain outstanding Common Stock Purchase Warrants (the "Warrants").

         In connection with this opinion, we have examined and relied upon (i) the Registration Statement, and related Prospectus, (ii) the Company's Articles of Incorporation, as amended and restated, and Bylaws, (iii) copies of resolutions of the Board of Directors of the Company (the "Resolutions") authorizing the offering and issuance of the currently outstanding Shares, the issuance of the Warrants, the issuance of the Shares in accordance with the terms of the Warrants, the issuance of the Series E Convertible Preferred Stock, the issuance of the Shares upon conversion of the Series E Convertible Preferred Stock, and certain related matters, and (iv) the originals or copies, certified to our satisfaction, of such additional records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In our examinations, we have assumed the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified or reproduction copies, and that all public records reviewed are accurate and complete. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

         The opinion herein is limited to the Business Corporation Act of the State of Texas, and we express no opinion as to the laws of any other jurisdiction. This opinion is delivered as of the date hereof and we disclaim any responsibility to update this opinion at any time following the date hereof.

         Based upon the foregoing and having regard for such legal consideration as we deem relevant, we are of the opinion and so advise you that (A) the Shares currently outstanding to be sold by the Selling Shareholders pursuant to the Registration Statement were duly and validly issued and fully paid and are nonassessable and (B) assuming (i) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to those persons who exercise the Warrants, and (ii) the consideration for the shares of Common Stock issuable upon the exercise of such Warrants is actually received by the Company as provided in the respective Warrants and such consideration exceeds the par value of such shares, then the Shares issued pursuant to the exercise of the Warrants will be duly and validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                                     Respectfully submitted,


                                                     /s/ Andrews Kurth LLP